Exhibit 4(j)

        [FORM OF FACE OF SUBORDINATED DEBT SECURITY]

   [If the Security is to be a Book-Entry Debt Security, insert-- This Security is a Book-Entry Debt Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This
   Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

   Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55
   Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository
   Trust Company and any payment hereon is made to Cede &
   Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
   VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

   [IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT
   SECURITY, INSERT ANY LEGEND REQUIRED BY THE INTERNAL
   REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS
   THEREUNDER.]


                     HARSCO CORPORATION

        [Insert Designation of Securities and Series]



   No. _____                                   $__________
   CUSIP No. __________

        Harsco Corporation, a corporation duly organized and existing under the laws of the State of Delaware
   (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________________, or registered assigns, the principal sum of _______________ on ______________ [If the Security is to bear interest prior to maturity, insert--, and to pay interest thereon from __________ or from the most recent
   Interest Payment Date to which interest has been paid or duly provided for, semi-annually on _________ and ___________ in each year, commencing ______________, at the rate of ___% per annum, until the principal hereof is paid or made available for payment [If applicable insert--, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ___% per annum on any overdue principal and premium and on any overdue installment of interest]. [The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months.] The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor
   Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ___________ or ___________ (whether or not a
   Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular
   Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor
   Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

        [If the Security is not to bear interest prior to Maturity, insert-- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of _____________% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for.
   Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ____% per annum (to the extent that payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

        Payment of the principal of (and premium, if any) and [if applicable, insert--any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in ____________, in [insert the currency or currencies of payment, if payable in U.S. currency, insert-- such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [if applicable, insert--; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

        Reference is hereby made to the further
   provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

   Dated:

                                      HARSCO CORPORATION



   By:_____________________



   By:_____________________


   [CORPORATE SEAL]



        This is one of the Securities of the series designated therein referred to in the within-mentioned
   Indenture.


                                 CHEMICAL BANK,
                                   as Trustee


                            By:_____________________
                                 Authorized Officer

       [FORM OF REVERSE OF SUBORDINATE DEBT SECURITY]


        This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of __________
   (herein called the "Indenture"), between the Company and Chemical Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $ __________
   ].

        [If the Security is to be convertible, insert--
   Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time [on or after the opening of business on _____________, 19__ and] on or before the close of business on ______________, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the Redemption Date, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common
   Stock of the Company at [a conversion price equal to $____________ aggregate principal amount of Securities for each share of Common Stock -- the rate of __________ shares of Common Stock for each $1,000 principal amount of Securities] (or at the current adjusted conversion [price -- rate] if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency in ________________, accompanied by written notice to the Company that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date within such period), also accompanied by payment in New York
   Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The conversion [price -- rate] is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common
   Stock into which this Security might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common
   Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares) [, assuming, if such consolidation, merger or transfer is prior to _____________, that this Security were convertible at the time of such consolidation, merger or transfer at the initial conversion [price -- rate] specified above as adjusted from __________ to such time pursuant to the Indenture].]

        The indebtedness evidenced by this Security is to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

        [If applicable, insert-- The Securities of this series are not redeemable in whole or in part at any time prior to maturity.]

        [If applicable, insert-- The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, [if applicable, insert-- (1) on __________ in any year commencing with the year
   __________ and ending with the year ___________
   through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after _____________], as a whole or in part, at the election of the Company, at the following Redemption Prices
   (expressed as percentages of the principal amount):
   If redeemed [on or before __________, ___ %, and if redeemed] during the 12-month period beginning
   ___________ of the years indicated,

            Redemption               Redemption
   Year        Price       Year         Price





   and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption [if applicable, insert-- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor
   Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

        [If applicable, insert-- The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, (1) on __________ in any year commencing with the year __________ and ending with the year __________ through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after _________], as a whole or in part, at the election of the Company, at the Redemption
   Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning
   ___________ of the years indicated,



           Redemption Price
           For Redemption        Redemption Price For
           Through Operation     Redemption Otherwise
           of the                Than Through Operation



   Year    Sinking Fund          of the Sinking Fund





   and thereafter at a Redemption Price equal to ___ % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

        [Notwithstanding the foregoing, the Company may not, prior to __________, redeem any Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than _______% per annum.]

        [The sinking fund for this series provides for the redemption on _________ in each year beginning with the year _______ and ending with the year
   __________ of [not less than] $___________
   [("mandatory sinking fund") and not more than $____________] aggregate principal amount of
   Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [in the [inverse] order in which they become due].]

        [If the Security is subject to redemption, insert-- In the event of redemption [or conversion] of this Security in part only, a new Security or Securities of this series for the unredeemed [or unconverted] portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

        [If the Security is not an Original Issue
   Discount Security, insert-- If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

        [If the Security is an Original Issue Discount
   Security, insert-- If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
   Such amount shall be equal to--insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and
   (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

        [The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.]

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time
   Outstanding of each series to be affected.  The
   Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time
   Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed [if applicable, insert-- or to convert this Security as provided in the Indenture].

        As provided in the Indenture and subject to certain limitations [herein and] therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        [The Securities of this series are issuable only in registered form without coupons in denominations of $_________ and any integral multiple thereof.] [This global Book-Entry Security is exchangeable for Securities in definitive form only under certain limited circumstances set forth in the Indenture.
   Securities of this series so issued are issuable only in registered form without coupons in denominations of $_____________ and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Securities of this series [so issued] are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               ______________________________


                        ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

   TEN COM                  UNIF GIFT MIN ACT - Custodian
     - as tenants           Custodian
    in common               (Cust)              (Minor)
   TEN ENT
     - as tenants
   by the entireties
   JT TEN
   - as joint tenants        under Uniform Gifts to
   with right of             Minors Act
   survivorship and
   not as tenants
   in common                 (State)

   Additional abbreviations may also be used though not
   in the above list.
                         __________

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

   PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
   ______________________________________


   ______________________________________________________
   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING
   ZIP CODE, OF ASSIGNEE)

   ______________________________________________________
   ______________________________________________________
   ______________________________________________________
   the within Security of HARSCO CORPORATION and hereby
   does irrevocably constitute and appoint
   ______________________________________________________

   Attorney to transfer the said Security on the books of the within-named Corporation, with full power of substitution in the premises.

   Dated:________________________________________________

   Signature Guaranteed
   by:____________________________________

                      CONVERSION NOTICE

        The undersigned hereby irrevocably exercises the option to convert the within Security, or portion thereof below designated, into shares of Common Stock of Harsco Corporation in accordance with the terms of the Indenture referred to in such Security and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Security representing any unconverted principal amount thereof, be issued and delivered to the undersigned unless a name of a person has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies such Security.


   Date: ___________________      _______________________
                                                Signature


   Fill in for registration         Principal Amount to
   of shares:                       be converted
                                    (in an integral
                                    multiple of $1,000,
   _____________________            if less than all):
   _____________________
   _____________________
   _____________________          $______________________



   _____________________          _______________________
   Please print name              Social Security
                                  or other Taxpayer
                                  Identification Number
   _____________________
   Please print address
   (including zip code)